Exhibit 21            List of Carbiz Inc. Subsidiaries

Carbiz USA Inc.	Wholly owned subsidiary of Carbiz Inc.	Delaware Corporation

Carbiz Auto Credit, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Carbiz Auto Credit JV1, LLC.	Wholly owned subsidiary of Carbiz USA Inc.	Florida LLC

Carbiz Auto Credit AQ, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Texas Auto Credit, Inc. Qualified to do business in Texas operating under the name Carbiz Auto Credit	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Carbiz Auto Credit IN1, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Carbiz Auto Credit IN2, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Carbiz Auto Credit IN3, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Carbiz Auto Credit IN4, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation

Carbiz Auto Credit NE, Inc.	Wholly owned subsidiary of Carbiz USA Inc.	Florida Corporation